UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2007
OPLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31581 (Commission File Number)	77-0411346 (I.R.S. Employer Identification No.)
46335 Landing Parkway
Fremont, California 94538
(Address of principal executive offices) (Zip code)
(510) 933-7200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     Oplink Communications, Inc. (“Oplink”) and Optical Communication Products, Inc. (“OCP”) have signed a definitive merger agreement by which Oplink will acquire the 41.9% of OCP’s outstanding common stock not currently held by Oplink for $1.65 per share in cash (the “Merger”). Upon completion of the Merger, OCP will become a privately-held company, wholly owned by Oplink.
     Oplink issued a press release on June 20, 2007 concerning the foregoing transaction, which is filed herewith as Exhibit 99.1 and is incorporated by reference herein.
Additional Information and Where to Find It
     This communication may be deemed to be solicitation material in respect of the proposed acquisition of the remaining shares of OCP by Oplink. In connection with such proposed acquisition, OCP will file a proxy statement and other materials with the SEC. We urge investors to read the proxy statement and these other materials carefully when they become available because they will contain important information about OCP and the proposed acquisition. Investors will be able to obtain free copies of the proxy statement and white proxy card (when available) as well as other filed documents containing information about OCP at http://www.sec.gov, the SEC’s Web site. Free copies of OCP’s SEC filings are also available on the investor relations portion of OCP’s web site at www.ocp-inc.com.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Oplink Communications, Inc. dated June 20, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPLINK COMMUNICATIONS, INC.
Date: June 20, 2007	By:	/s/ Bruce D. Horn
		Name:	Bruce D. Horn
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Oplink Communications, Inc. dated June 20, 2007